As filed with the Securities and Exchange Commission on October 8, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
Alliance Laundry Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	3582	98-0444708
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	221 Shepard Street Ripon, WI 54971 (920)-748-3121
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Samantha Hannan
Chief Legal and Compliance Officer
Alliance Laundry Holdings Inc.
221 Shepard Street
Ripon, WI 54971
(920) 748-3121
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Nicholas A. Dorsey Kelly M. Smercina Virginia M. Anderson Cravath, Swaine & Moore LLP Two Manhattan West 375 Ninth Avenue New York, NY 10001 (212) 474-1000	Michael Kaplan Pedro J. Bermeo Meaghan Kennedy Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-290217)
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock of Alliance Laundry Holdings Inc. (the “Registrant”) offered by BDT Capital Partners, LLC and its affiliated investment funds (collectively, the “Principal Stockholder”) by 3,926,829 shares, 512,195 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock.
This registration statement relates to the Registrant’s prior Registration Statement on Form S-1 (File No. 333-290217), initially filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on September 12, 2025, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on September 30, 2025. The additional securities that are being registered for sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The Prior Registration Statement is incorporated herein by reference.
The required opinion and consents are listed on the below Exhibit Index and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Cravath, Swaine & Moore LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Cravath, Swaine & Moore LLP (contained in its opinion filed as Exhibit 5.1 hereto).
24.1*	Power of Attorney (contained on the signature pages to the Registration Statement on Form S-1 of the Company (File No. 333-290217) and incorporated herein by reference).
107	Filing Fee Table
_________________
*    Previously filed

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ripon, Wisconsin, on October 8, 2025.

Alliance Laundry Holdings Inc.

By:	/s/ Michael D. Schoeb
Name:	Michael D. Schoeb
Title:	Chief Executive Officer and Director
Signatures
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Michael D. Schoeb	Chief Executive Officer and Director	October 8 , 2025
	Michael D. Schoeb	(Principal Executive Officer)

By:	/s/ Dean Nolden	Chief Financial Officer	October 8 , 2025
	Dean Nolden	(Principal Financial Officer)

By:	/s/ Brian Sikora	Chief Accounting Officer	October 8 , 2025
	Brian Sikora	(Principal Accounting Officer)

By:	*	Director	October 8 , 2025
Clyde B. Anderson

By:	*	Director	October 8 , 2025
Timothy J. Fitzgerald

By:	*	Director	October 8 , 2025
Phyllis A. Knight

By:	*	Director	October 8 , 2025
Narasimha Nayak

By:	*	Director	October 8 , 2025
Robert L. Verigan

*
By:	Amanda L. Hodges	Director	October 8 , 2025

* By:	/s/ Michael D. Schoeb
	Michael D. Schoeb		October 8, 2025
as Attorney in Fact